Exhibit 10.55

INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO FEDEX IF PUBLICLY DISCLOSED.

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

FED-PA-3712-MISC-1902431

Federal Express Corporation

3610 Hacks Cross

Memphis, TN 38125

Attention:	Mr. Guy See Managing Director – Aircraft Acquisitions & Sales

Subject:	Special Considerations related to [*]

Reference:	(a)	Purchase Agreement 3712 between The Boeing Company (Boeing) and Federal Express Corporation (Customer) dated December 14, 2011 relating to Model 767-3S2F Aircraft (767 Purchase Agreement)
	(b)	Purchase Agreement 3715 between The Boeing Company (Boeing) and Federal Express Corporation (Customer) dated November 7, 2006 relating to Model 777- Freighter Aircraft

All terms used but not defined in this letter (Letter Agreement) shall have the same meaning as in the referenced 767 Purchase Agreement.

1.    Background.

1.1    [*]

1.2    [*]

1.2.1    [*]

2.    Agreement.

[*]

2.1    [*]

[*]

2.1.1 [*]

2.1.2 Customer will take delivery of the [*] 767 Aircraft and the [*] 767 Aircraft, and ferry the aircraft from Everett, Washington on the dates tendered in accordance with the 767 Purchase Agreement;

2.1.3 [*]

2.1.4 [*]

FED-PA-3712-MISC-1902431 Special Considerations related to [*]	Page 1

BOEING PROPRIETARY

* Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) would likely cause competitive harm to FedEx if publicly disclosed.

2.1.5 [*]

2.1.6 [*]

2.1.7 [*]

2.2     [*]

[*]

2.2.1    [*]

2.2.1.1    [*]

2.2.1.2     [*]

2.2.1.3     [*]

2.2.1.4     [*]

2.2.2    [*]

3.    Confidentiality.

Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer agrees to limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

FED-PA-3712-MISC-1902431 Special Considerations related to [*]	Page 2

BOEING PROPRIETARY

* Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) would likely cause competitive harm to FedEx if publicly disclosed.

Very truly yours,

THE BOEING COMPANY

By	/s/ Laura Ford

Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date: May 29                         , 2019

FEDERAL EXPRESS CORPORATION

By	/s/ Kevin Burkhart

Its	Vice President

FED-PA-3712-MISC-1902431 Special Considerations related to [*]	Page 3

BOEING PROPRIETARY

* Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) would likely cause competitive harm to FedEx if publicly disclosed.